Exhibit 14.1









                    Exhibit 14.1 - Golden Enterprises, Inc.'s
                           Code of Conduct and Ethics
                        Adopted By the Board of Directors
                                on April 8, 2004




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              GOLDEN ENTERPRISES, INC.'S CODE OF CONDUCT AND ETHICS

     This Code of Conduct and Ethics has been adopted by the Board of Directors of Golden Enterprises, Inc. (the "Company") to promote honest and ethical conduct and to deter wrongdoing. This Code of Conduct and Ethics applies to the Company's directors, officers and employees. References in this Code of Conduct and Ethics to the Company means the Company and its subsidiary, Golden Flake Snack Foods, Inc.

     This Code of Conduct and Ethics shall also serve as the Company's Code of Ethics for Senior Financial Officers (CEO, CFO, principal accounting officer or controller, or persons with similar functions) for purposes of Section 406 of the Sarbanes-Oxley Act of 2002 (the "Act") and the rules promulgated thereunder.

     The directors, officers and employees of the Company shall, in the performance of their duties for the Company, to the best of their knowledge and ability promote:

o       honest and ethical  conduct of the  Company's  directors,  officers  and
        employees,   including  the  ethical  handling  of  actual  or  apparent conflicts of interest between personal and professional relationships;

o full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with or submits to the SEC and in other public communications made by the Company;

o compliance with all applicable governmental laws, rules and regulations that apply to the Company and its directors, officers and employees;

o prompt reporting of any violation of this Code of Conduct and Ethics to the persons set forth below;

o       accountability for adherence to this Code of Conduct and Ethics;

o prompt reporting of any complaint concerning accounting and auditing matters to the persons identified in the Company's Employee Complaint Procedures for Accounting and Auditing Matters;

o the prohibition of actual or apparent conflicts of interest between personal and business relationships, such as holding a substantial equity, debt, or other financial interest in any competitor, supplier or customer of the Company, or having a substantial personal financial interest in any transaction involving the purchase or sale by the Company of any products, materials, equipment, services or property. Notwithstanding the foregoing, it is not a conflict of interest to enter into any transactions involving Company-sponsored programs, or transactions which are conducted on an arm's length basis in the ordinary course of business and are on terms equal to or better than those available from non-officers, directors or employees, or to make investments in competitors, suppliers or customers that are listed on a national or international securities exchange so long as the total value of the investment is not more than one percent (1%) of the outstanding stock of the corporation;


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o       the prohibition of simultaneous employment with or serving as a director of a competitor of the Company or any activity that is intended to or that such person reasonably expects to advance a competitor's interests at the expense of the Company's interests. No director, officer or employee may market products or services in competition with the Company's current or potential business activities;

o the prohibition of employment by, or service as a director for a supplier of the Company. No director, officer or employee may accept money or benefits of any kind from a third party as compensation or payment for any advice or services that he or she may provide to a client, supplier or anyone else in connection with its business with the Company;

o the prohibition of any usurpation of any business or investment opportunity for personal gain through the use of corporate property or information or his or her position at the Company, such as from a competitor or actual or potential supplier or business associate of the Company (including a principal, officer, director or employee of any of the above). Such an opportunity should be considered an investment opportunity for the Company in the first instance.


    These prohibitions shall also apply to any spouse, minor child or stepchild or child or stepchild sharing a home with the director, officer or employee. Any such actual or apparent conflicts of interest shall be brought to the attention of the CEO and/or Board of Directors as set forth below.

    The CEO shall determine, or designate appropriate persons to determine, appropriate actions to be taken in the event of violations of this Code of Conduct and Ethics, except in the event of a violation by the CEO or a director of the Company, in which event such determination shall be made by the Board of Directors (acting without the violating director if applicable). Such actions shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to this Code of Conduct and Ethics, and may include written notices to the individual involved that a determination has been made that there has been a violation, censure of the individual involved, demotion or re-assignment of the individual involved, suspension with or without pay or benefits and termination of the individual's directorship or employment.

     In the event that any person participates in or plans to participate in any conduct which is an actual, alleged, potential or suspected violation of this Code of Conduct and Ethics, such person should report such conduct to the CEO, except in the event of a violation by the CEO or a director of the Company, in which event the conduct should be reported to the Board of Directors. In the event that any person wishes to report a violation of this Code of Conduct and Ethics by someone other than himself/herself, such a report may be made directly, confidentially and/or anonymously, to the CEO, except in the event of a violation by the CEO or a director of the Company, in which event the conduct should be reported to the Board of Directors, through regular U.S. mail or courier delivery service such as Federal Express or UPS, as follows:

IF TO THE CEO               IF TO THE BOARD OF DIRECTORS
-------------               ----------------------------

Mr. Mark  McCutcheon        Board of  Directors of Golden  Enterprises,  Inc.
President  and CEO          c/o  Spain & Gillon,  LLC,  General  Counsel  Golden
Enterprises, Inc.           Attn: John P. McKleroy, Jr., Esq.
One Golden Flake Drive      2117 2nd Ave.  No.
Birmingham, Alabama  35205  Birmingham, Alabama 35203




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     To be the most  helpful and in order to  facilitate  a prompt and  thorough investigation, reports of violations should include as much specific and factual information as possible.

     Prompt and appropriate action will be taken as warranted. The Company will not discharge, demote, suspend, threaten, harass or in any manner discriminate against any employee in the terms and conditions of their employment based upon any lawful actions of such employee with respect to good faith reporting of violations.

     The CEO shall consider any request by an employee of the Company for a waiver of this Code of Conduct and Ethics, and the Board of Directors shall consider any such request for a waiver by a director or an executive officer and any amendments to this Code of Conduct and Ethics, and all such waivers or amendments shall be disclosed promptly as required by law.

     This Code of Conduct and Ethics is a statement of certain fundamental principles, policies and procedures that govern the Company's directors, officers and employees in the conduct of the Company's business. It is not intended to and does not create any rights in any director, officer, employee, customer, supplier, competitor, shareholder or any other person or entity, nor does this Code of Conduct and Ethics supercede or replace any Company employee personnel manuals, handbooks or other Company policies.

     The Code of Conduct and Ethics shall be subject to periodic review and revision by the Board as necessary or appropriate. The Board shall have the authority to make any interpretations regarding the operation of this Code of Conduct and Ethics.






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